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                                                                       EXHIBIT 5

                                FOLEY & LARDNER
                       100 NORTH TAMPA STREET, SUITE 2700
                           TAMPA, FLORIDA  33602-5804
                            TELEPHONE (813) 229-2300
                            FACSIMILE (813) 221-4210

                                December 2, 1996


ABR Information Services, Inc.
34125 U.S. Highway 19 North
Palm Harbor, Florida  34684-2116

         Re: Amendment No. 1 to Registration Statement on Form S-8 Relating to Shares of Common Stock Issuable Pursuant to ABR Information Services, Inc. Amended and Restated 1987 Stock Option Plan and ABR Information Services, Inc. 1993 Amended and Restated Stock Option Plan

Ladies and Gentlemen:

         This opinion is being furnished in connection with Amendment No. 1 to the Registration Statement on Form S-8 (the "Registration Statement") of ABR Information Services, Inc. (the "Company"), under the Securities Act of 1933, as amended, for the registration of 413,388 additional shares of common stock par value $0.01 (the "Shares") issuable pursuant to the ABR Information Services, Inc. 1993 Amended and Restated Stock Option Plan (the "Plan").

         We have examined and are familiar with the following:

         A. Articles of Incorporation of the Company, as amended, as filed in the Office of the Secretary of State of the State of Florida;

         B.        Bylaws of the Company;

         C. The proceedings of the Board of Directors and shareholders of the Company in connection with the adoption of the Plan and the amendment thereof to include the Shares; and

         D. Such other documents, Company records and matters of law as we have deemed to be pertinent.

         Based on the foregoing, it is our opinion that:

         1. The Company has been duly incorporated and is validly existing and in good standing under the laws of the State of Florida.

         2. The Shares have been duly authorized and when issued in accordance with the terms of the Plan will be duly and validly issued, fully paid and nonassessable.
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ABR Information Services, Inc.
December 2, 1996
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         We hereby consent to the inclusion of this opinion as Exhibit 5 in the
Registration Statement. In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required under Section
7 of the Securities Act of 1933, as amended, or the rules or regulations of the Securities and Exchange Commission promulgated thereunder.

                                        FOLEY & LARDNER



                                        By: /s/ Todd B. Pfister
                                            ---------------------------------
                                            Todd B. Pfister